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                                                                      EXHIBIT 11

              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

        The information required by this Exhibit is set forth in the Consolidated Statements of Income for the Years Ended December 31, 2002, 2001 and 2000 and Note 1 "Significant Accounting Policies - Earnings Per Share" on pages 29 and 33 of the Company's 2002 Annual Report, which sections are incorporated herein by reference.